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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                               OCTOBER 19, 2000
                Date of Report (Date of earliest event reported)


                      WHITE MOUNTAINS INSURANCE GROUP, LTD.
             (Exact name of registrant as specified in its charter)


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

       BERMUDA                                       1-8993                       94-2708455
(State or other jurisdiction of                   (Commission                  (I.R.S. Employer
 incorporation or organization)                   file number)                Identification No.)
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               80 SOUTH MAIN STREET, HANOVER, NEW HAMPSHIRE 03755
                    (Address of principal executive offices)


                                 (603) 643-1567
              (Registrant's telephone number, including area code)


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ITEM 5.         OTHER EVENTS.

White Mountains Insurance Group, Ltd. (the "Registrant") announced today that it has amended its previously filed definitive Stock Purchase Agreement with London-based CGNU plc to purchase its U.S. property and casualty operations ("CGU"). The Stock Purchase Agreement and the press release dated September 25, 2000 were previously filed as Exhibits 99 (a) and 99 (b), respectively, to the Form 8-K dated September 25, 2000.

Amendment No.1 to the Stock Purchase Agreement, the Registrant's press release dated October 19, 2000, the Convertible Preferred Stock Term Sheet, the Berkshire Hathaway Preferred Stock and Warrants Term Sheet, the Senior Secured Credit Facilities Commitment and the Amendment to the Senior Secured Credit Facilities Commitment are attached herewith as Exhibits 99(c), 99(d), 99(e), 99(f), 99(g) and 99(h), respectively, and incorporated herein by reference in their entirety.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS.

     (c)        Exhibits.  The following exhibits are filed herewith:

     EXHIBIT NO.                        DESCRIPTION

         99 (c) Amendment No. 1 dated as of October 15, 2000 to the Stock Purchase Agreement among CGU International Holdings Luxembourg S.A., CGU Holdings LLC, CGNU PLC, White Mountains Insurance Group, Ltd., Tack Holding Corp. and Tack Acquisition Corp. dated as of September 24, 2000.

         99 (d) Text of press release issued by White Mountains Insurance Group, Ltd., dated October 19, 2000.


         99 (e)   Convertible Preferred Stock Term Sheet

         99 (f)   Berkshire Hathaway Preferred Stock and Warrants Term Sheet

         99 (g)   Senior Secured Credit Facilities Commitment

         99 (h) Amendment to Senior Secured Credit Facilities Commitment dated October 16, 2000


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                     WHITE MOUNTAINS INSURANCE GROUP, LTD.



Dated: October 19, 2000              By: /s/ MICHAEL S. PAQUETTE
                                         -----------------------------
                                         Michael S. Paquette
                                         Senior Vice President and
                                           Controller